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                                                                    EXHIBIT 10.1


                           MANUFACTURING AND PRODUCT

                             DEVELOPMENT AGREEMENT

             THIS MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT

is made and entered into this 22 day of September, 1998, between Pactuco, Inc., a California corporation, having a place of business at 1641 West Central Avenue, Lompoc, California 93438 (hereinafter referred to as "Manufacturer") and Bell Sports, Inc. a California corporation, having a place of business at 6350 San Ignacio Avenue, San Jose, California 95119 (hereinafter referred to as "Customer").

                                  BACKGROUND

     WHEREAS, Manufacturer has purchased certain assets for manufacturing helmet liners and helmet components from Customer and Customer desires to purchase helmet liners and helmet components from Manufacturer, and Manufacturer desires to sell to Customer, on the terms and subject to the conditions of this Agreement, helmet liners and helmet components (the "Helmet Components"); and

     WHEREAS, Manufacturer and Customer desire to set forth the terms and conditions under which Manufacturer is to manufacture and sell Helmet Components to Customer and under which Customer is to purchase Helmet Components from Manufacturer and the terms and conditions under which the Manufacturer and Customer are to jointly develop new products for helmets(the "New Helmet


MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 1
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Components"), all as set forth in this MANUFACTURING AND PRODUCT DEVELOPMENT
AGREEMENT (the "Agreement").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                    HELMET COMPONENTS/INTENT OF THE PARTIES

     1.1  Helmet Components  Subject to the terms and conditions set forth
          -----------------
herein, Manufacturer is to continue to manufacture, deliver and sell to Customer the Helmet Components as set forth on a schedule entitled HELMET COMPONENTS which is labeled Exhibit A and attached hereto.

     1.2  Intent of the Parties  It is the intent of the parties that, for the
          ---------------------
term of this Agreement including any renewals thereof as provided herein, Manufacturer and Customer are to have a relationship wherein Manufacturer will assure Customer of having a first priority on manufacturing capacity in the foam molding facility located at Route 136E, Rantoul, Illinois 61866 and wherein Customer will assure Manufacturer the following:

     (A) the continuing opportunity to quote on all of customer's products to be incorporated into helmets for final

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 2
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assembly in the United States which specifically relate to Manufacturer's expertise in thermoforming, foam molding, injection molding and foam fabrication;

     (B) the opportunity to match any lower quotes received by Customer from qualified and capable suppliers on products integral to the manufacture of helmet liners; and

     (C) the right to manufacture all of Customer's product needs for products integral to the manufacture of helmet liners as long as Manufacturer is willing to meet or beat the lowest pricing for such products and to manufacture such products in accordance with the terms hereof.

                                  ARTICLE II

                        HELMET COMPONENT SPECIFICATIONS

     2.1  Proposed Specifications  Customer is to provide to Manufacturer in
          -----------------------
writing the proposed Specifications for the Helmet Components and Manufacturer shall, as promptly as possible, but in no event more than three (3) business days after receipt, accept or reject the Specifications.

     2.2  Acceptance of Specifications  If the Manufacturer accepts a
          ----------------------------
Specification provided by Customer, then in such event the Specification shall be deemed final for purpose of this Agreement and such Specification shall apply to the applicable Helmet Components manufactured by Manufacturer for Customer until

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 3
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the Specification is amended, deleted or otherwise modified in a writing duly signed by the parties.

     2.3  Specification Resolution  If the Manufacturer does not accept a
          ------------------------                           ---
Specification provided by Customer, then in such event the Manufacturer shall advise the Customer thereof in writing as promptly as possible, but in no event more than three (3) business days after receipt of the Specification, specifying the objections to the Specification. The parties shall then promptly meet and, in good faith, attempt to resolve the Manufacturer's objections to the Specification. Upon the parties mutually agreeing in writing to overcoming the Manufacturer's objections, the Specification shall be deemed final for purposes of this Agreement and such Specification shall apply to the applicable Helmet Components manufactured by Manufacturer for Customer until the Specification is amended, deleted or otherwise modified in a writing duly signed by the parties. Manufacturer agrees not to unreasonably withhold its acceptance to any Specifications.

     2.4  Patent Infringement  To the extent Customer shall have provided the
          -------------------
Specifications for the Helmet Components and New Helmet Components to Manufacturer for purposes of this Agreement, and Customer shall indemnify, defend and agree to hold Manufacturer harmless in respect of any and all claims, losses, damages, liabilities, penalties, interest, costs and expenses (including, without limitation, reasonable attorneys' fees and

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 4
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other expenses) reasonably incurred by Manufacturer as a result of any third party claim of infringement arising out of compliance with the Specifications. Manufacturer agrees that Customer shall, at Customer's expense, have the right to control the defense and settlement of any such infringement action and Manufacturer shall provide reasonable assistance and cooperation to Customer in connection with any such defense. Manufacturer further agrees to promptly notify Customer of any change in any Helmet Component it is manufacturing for Customer that has not been authorized by Customer.

                                  ARTICLE III

                    FORECAST/QUOTE/BLANKET PURCHASE ORDERS

     3.1  Forecast  Customer shall provide Manufacturer concurrently with the
          --------
execution of this Agreement a written ten (10) month forecast of Helmet Components showing estimated volume of Helmet Components by month and a forecast of delivery schedules for each month and on July 1, 1999 and each July 1/st/ thereafter during the term of this Agreement, Customer shall provide Manufacturer a written twelve (12) month forecast of Helmet Components showing estimated volume of Helmet Components by month and a forecast of delivery schedules for each month (collectively referred to as "the Forecast").

     3.2  Review of Forecast/Quotation  Manufacturer shall review the Forecast
          ----------------------------
and shall provide to Customer, within twenty (20)

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 5
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days from receipt of same, a written quotation setting forth the pricing to be charged by Manufacturer based on the estimated volume level of Helmet Components and forecasted monthly delivery dates.

     3.3  Review of Quotation  Customer shall within ten (10) business days from
          -------------------
receipt of the written quotation from Manufacturer advise Manufacturer in writing if the quotation is acceptable or unacceptable.

     3.4  Quotation Acceptance  If the quotation is acceptable, then Customer
          --------------------
shall promptly issue to Manufacturer a Blanket Purchase Order as set forth in
Section 3.6 below.

     3.5  Quotation Non-Acceptance  If the quotation is unacceptable, then
          ------------------------
Customer shall, during, but not later than the expiration of the ten (10) business day period set forth above, advise Manufacturer in writing, in good faith and in accordance with the intentions of the parties as set forth in
Section 1.2 above, as to what would be required to make the quotation acceptable to Customer. Manufacturer and Customer shall promptly meet and, in good faith, attempt to reach mutual agreement on the quotation and then proceed in accordance with the provisions of Section 3.4 above. If the parties fail to agree on a quotation during the ten (10) day period immediately following the date on which the Customer advised the Manufacturer in writing that the quotation was unacceptable, then in such event the quotation

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 6
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shall be deemed as rejected by the Customer for purposes of this Agreement.

     3.6  Issuance of Blanket Purchase Order  When a quotation is accepted by
          ----------------------------------
the Customer as provided hereinabove, the Customer shall issue to Manufacturer a Blanket Purchase Order, which shall be a firm five (5) week order. Upon the expiration of one (1) week, then Customer shall issue Manufacturer a new firm Blanket Purchase Order wherein the five (5) weeks volume level and delivery schedule is firm.

                                  ARTICLE IV

                                    PRICING

     4.1  Pricing  Except as provided herein below and subject to the provisions
          -------
of Sections 4.2 and 8.2 below, the pricing set forth in the quotation shall remain firm for at least twelve (12) months from the date of such quotation and Manufacturer shall have the right thereafter to provide Customer with at least thirty (30) days prior written notice of any permitted price increases. Such price increases shall apply to all Blanket Purchase Orders issued by Customer after the effective date of such price increases. The exceptions to the above firm pricing requirements which will permit the Manufacturer to increase pricing effective upon (30) days prior written notice to Customer shall be:

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 7
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     (A)  An increase of seven per cent (7%) or greater becomes effective with respect to the raw material pricing to Manufacturer from a vendor; or

     (B) Manufacturer is required to incur or expend funds to meet anticipated expenditures for equipment, apparatus or systems which Manufacturer is required to make to meet its obligations under environmental statutes and regulations as provided in Section 8.2 hereof.

     4.2  Pricing Review  At the end of each Forecast Period, if the total unit
          --------------
volume of products comprising the Helmet Components actually delivered by Manufacturer and accepted by Customer is less than 85% of the forecasted volume of Helmet Components pursuant to the provisions of Section 3.1 of this Agreement, then the Manufacturer shall notify Customer, in writing, within thirty (30) days of such shortfall and the parties shall then negotiate in good faith for a reasonable pricing increase to reflect the lesser volume. Such pricing shall be billed and paid within the agreed terms of Section 6.1 of this Agreement. Similarly, if the total unit volume of products comprising Helmet Components actually delivered by Manufacturer and accepted by Customer is 15% greater than that of the forecasted volume of Helmet Components pursuant to
Section 3.1 of this Agreement, the parties shall negotiate in good faith for a reasonable pricing decrease to reflect the higher volume.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 8
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                                   ARTICLE V

                    DELIVERY/INSPECTION OF DELIVERED GOODS

     5.1  Delivery Period
          ---------------

     (A) All Helmet Components shall have at least a thirty (30) day delivery period from the date of each Blanket Purchase Order. All deliveries shall be FOB place of shipment at Manufacturer's Facility at Rantoul, Illinois and title to the Helmet Components shall pass to Customer at the FOB place of shipment. For product shipped from Manufacturer's facility at Rantoul, Illinois to be delivered to Customer's facility at Rantoul, Illinois Manufacturer agrees that freight will be prepaid.

     (B) Manufacturer shall have the right to deliver Helmet Components up to six (6) days earlier than the applicable scheduled delivery date and shall use its best commercial efforts to ship zero (0) days late. Manufacturer hereby acknowledges the importance of timely delivery by Customer to its retail customers and that late delivery by Manufacturer may cause Customer to be late in making such deliveries to its customers. If, during the course of production, Manufacturer becomes aware that it will not be able to deliver Helmet Components pursuant to the terms and conditions of accepted Purchase Orders described in
Section 3.6 of this Agreement, Manufacturer will promptly notify Customer of the extent of such circumstances and the parties will coordinate

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 9
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their efforts to rectify such circumstances to their mutual satisfaction.

     5.2  Initial Volume Levels and Delivery Schedule  The parties agree that,
          -------------------------------------------
commencing as of the effective date of this Agreement, Manufacturer shall deliver the Helmet Components to Customer at the delivery schedule set forth on the firm 5 week order which is labeled Exhibit B and attached hereto. Thereafter, the procedure set forth above in Section 3.6 shall apply.

     5.3  Inspection of Delivered Goods  The parties agree as follows with
          -----------------------------
respect to Customer's inspection of delivery of units of Helmet Components:

     (A) If the rejection level of the units of Helmet Components in a delivery lot, (the "Lot"), is under 3%, Customer will return the rejected units of Helmet Components on a weekly basis using Customer's standard Returned Goods Procedure, at no inspection or other charge to Manufacturer; and

     (B) If the aggregate rejection level of units of Helmet Components is 3% or more in a Lot, Customer shall provide manufacturer with written notice thereof, and Manufacturer shall, within three (3) business days instruct Customer in writing concerning such Lot to proceed in accordance with one of the following three alternatives:

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 10
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          (1)  Authorize Customer to inspect all of the units of Helmet
Components included in the Lot, and sort the inspected units of Helmet Components into acceptable units and rejected units of Helmet Components, to charge Manufacturer therefor at a rate of $12.00 per hour with Customer returning the rejected units of Helmet Components to Manufacturer at Manufacturer's expense;

          (2) Authorize Customer to ship back the entire Lot of units of Helmet Components with Customer being authorized to charge Manufacturer therefor at a flat rate of $50.00; or

          (3) Manufacturer elects to sort the units of Helmet Components for the Lot at Customer's location and under Customer's supervision with Manufacturer, delivering the accepted units of Helmet Components to Customer and returning the rejected units of Helmet Components back to Manufacturer's facilities with Customer being authorized to charge Manufacturer therefor at a flat rate of $50.00

                                  ARTICLE VI

                                    PAYMENT

     6.1  Invoicing and Payment/Discount  Manufacturer shall invoice Customer
          ------------------------------
for each shipment of Helmet Components using the pricing for each product as determined by the applicable terms and conditions of this Agreement. Customer shall have thirty (30) days from the date of the Invoice to pay Manufacturer.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 11
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Manufacturer grants to Customer a discount of 2% for payments received by manufacturer within ten (10) days from date of invoicing, with the net payment due, without discount, within thirty (30) days.

                                  ARTICLE VII

                           MANUFACTURING PRIORITIES

     7.1  Priorities  It is the intent of Manufacturer to assure Customer that
          ----------
Customer has first priority on manufacturing capacity at its facility in Rantoul, Illinois, and to that end, if Manufacturer experiences priority issues in scheduling production of Helmet Components at that facility, that the manufacturing of Customer's Helmet Components shall have the highest priority for production until the delivery of Helmet Components is current. If, despite its best efforts, Manufacturer is unable to meet Customer's requirements per
Section 3.6, then Customer shall be free to purchase any shortfall from another vendor, including affiliates of Customer outside the United States, until delivery of Helmet Components is again current.

     7.2  Delivery Rescheduling for Slowdown  In the event that Customer
          ----------------------------------
experiences a slowdown in delivery of helmets or Helmet Components to its customers, requiring a slowdown in delivery of Helmet Components or other products relative to the Blanket Purchase Order, then Customer shall provide written notice

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 12
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thereof to Manufacturer and Manufacturer shall use its best efforts to reduce the volume of Helmet Components scheduled for delivery, but Customer agrees to accept Helmet Components already in production at the time of notification to Manufacturer and Customer shall be responsible for reimbursing Manufacturer for Manufacturer's cost of any materials purchased specifically for the applicable Helmet Components if such materials are not utilized in deliverable product within ninety (90) days from the date Manufacturer received the notification from Customer relating to the reduced volume of Helmet Components. Any payment due Manufacturer under this Section 7.2 shall be paid within ten (10) business days from Customer's receipt of an invoice for such materials.

          7.3  Rescheduling for Increase in Product Delivery  In the event that
               ---------------------------------------------
Customer experiences a requirement for an increase in delivery of Helmet Components to its customers requiring an increase in production and in delivery of Helmet Components relative to the Blanket Purchase Order, Manufacturer agrees to use its best efforts to meet any increase in requested delivery of Helmet Components over accepted Purchase Orders described in Section 3.6 of this Agreement.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT--PAGE 13
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                                 ARTICLE VIII
                           ENVIRONMENTAL COMPLIANCE

     8.1  Environmental Compliance  Manufacturer is to be responsible for
          ------------------------
compliance with all environmental statutes and regulations including use of or generation of toxic or hazardous material relating to the manufacturing of Helmet Components. In the event that Manufacturer is obligated to make an investment in or purchase equipment, apparatus or systems to meet its obligations under such environmental statutes and regulations, either by directive of a governmental authority or otherwise, such investment is anticipated to have an impact on the manufacturing costs and pricing of Helmet Components.

     8.2  Pricing Modification  In such event, Manufacturer shall advise
          --------------------
Customer of the existence of the requirement, the anticipated expenditure for equipment, apparatus or systems which Manufacturer is to make to meet its obligations under such environmental statutes and regulations together with an estimate as to the impact such investment will have on the manufacturing costs and pricing for the Helmet Components. The parties will then meet and, in good faith, negotiate an appropriate adjustment to the existing or future pricing for the applicable Helmet Components to reflect the cost of the environmental compliance requirements.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 14
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     8.3  Owner and Operator  Manufacturer and Customer hereby expressly
          ------------------
acknowledge that the long term and day-to-day management of Manufacturer's operations in Rantoul, Illinois shall be under the direct control of Manufacturer and that, for purposes of this Agreement and all local, state and federal environmental health and safety laws, rules and regulations, (collectively, "Environmental Laws") Manufacturer is the owner and operator of its equipment and the operator of the premises on which its equipment is located.

     8.4  Permits  Manufacturer shall be responsible to apply for, pay for, and
          -------
obtain all necessary permits, licenses, certificates, or authorizations (collectively, "Permits") required by any government authority having jurisdiction over Manufacturer's operations in Rantoul, Illinois. Customer shall cooperate with Manufacturer in transferring to Manufacturer any existing Permits covering or relating to Manufacturer's operations if such Permits are transferable.

     8.5  Notice of Violations  With respect to its operations in Rantoul,
          --------------------
Illinois, Manufacturer shall promptly notify Customer if (i) Manufacturer is served with notice of a material violation of any Environmental Laws, (ii) proceedings are commenced against Manufacturer that could lead to suspension, fines or revocation of Manufacturer's environmental permits, or (iii) any of Manufacturer's environmental Permits are revoked.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 15
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                                  ARTICLE IX
                   WARRANTY/CHANGES IN MANUFACTURING PROCESS

     9.1  LIMITED EXPRESS WARRANTY  THE LIMITED EXPRESS WARRANTY AS SET FORTH
          ------------------------
HEREIN IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF MANUFACTURER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE AND OF CONSEQUENTIAL DAMAGES BUT IS NOT EXCLUSIVE AND IN LIEU OF OR OTHERWISE IN LIMITATION OF, THE EXPRESS WARRANTIES, REPRESENTATIONS AND OBLIGATIONS OF MANUFACTURER CONTAINED IN THIS AGREEMENT. MANUFACTURER WARRANTS THAT IT WILL USE ITS BEST MANUFACTURING METHODS TO SEE THAT EACH HELMET COMPONENT IT MANUFACTURES HEREUNDER SHALL (I) CONFORM TO THE SPECIFICATIONS, THE PRODUCT QUALITY STANDARDS OF CUSTOMER AND THE PROTOTYPE AND PRODUCTION SAMPLES APPROVED BY CUSTOMER, AND (II) BE FREE OF DEFECTS IN MATERIALS AND WORKMANSHIP. THIS LIMITED EXPRESS WARRANTY RUNS ONLY TO CUSTOMER. SUBJECT TO THE PROVISIONS OF SECTION 5.3, IN NO EVENT SHALL MANUFACTURER BE LIABLE FOR ANY BREACH OF WARRANTY IN ANY AMOUNT EXCEEDING THE PURCHASE PRICE OF THE PRODUCT.

     9.2  Limited Express Warranty Term  Should a Helmet Component become
          -----------------------------
unusable within the first ninety (90) days of usage due to a defect in materials or workmanship, Manufacturer will, at its sole option, either repair or replace the Helmet Component.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 16
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     9.3  Original Purchaser  This Limited Express Warranty is valid only to the
          ------------------
Customer, as the original purchaser, who purchased the Helmet Component or New Helmet Component directly from Manufacturer. This Limited Express Warranty cannot be transferred or assigned by the Customer.

     9.4  Liability Insurance  In support of their obligations under this
          -------------------
Agreement and for a period of one year after its termination, both Manufacturer and Customer agree to maintain and pay for separate liability insurance covering helmets and Helmet Components manufactured, sold or distributed hereunder in an amount not less than one million U.S. dollars ($1,000,000.00). Each such insurance policy shall provide that the other party must be given at least thirty (30) days written notice before any amendment, termination or cancellation of such policy. Within thirty (30) days following the execution of this Agreement and within thirty (30) days after each anniversary thereof during the term of this Agreement, each party will provide the other with a copy of its certificate(s) of insurance verifying the existence of the liability insurance required hereunder. If, for any reason, such insurance cannot be renewed, the insured shall take reasonable action to provide other assurance or support against losses that would otherwise have been covered by such policy, such action to be mutually agreed to by both parties.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 17
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     9.5  Manufacturing Process Changes  Manufacturer reserves the right to make
          -----------------------------
changes in its manufacturing process and equipment without liability provided that the Specifications of the Helmet Components have been met and Manufacturer has advised Customer of any material changes and Customer has not reasonably objected thereto.

     9.6  Tooling  (A) Customer owned tooling is to be in the possession of
          -------
Manufacturer and Manufacturer is to use such tooling exclusively for the purpose of meeting its obligations under this Agreement. The obligations of the parties concerning normal care, repair, maintenance and replacement of tooling is set forth below in Sections 9.6(B) and 9.6(C).

     (B) With respect to Customer owned tooling in the possession of Manufacturer, Manufacturer's obligation therefor is to provide, at Manufacturer expense, normal care of such tooling including during use thereof in Manufacturer's operations.

     (C) With respect to Customer owned tooling in the possession of Manufacturer requiring repair, maintenance or replacement, Customer agrees to pay for the same to the extent related to normal wear and tear. Manufacturer shall be solely responsible for any repair, maintenance or replacement costs attributable to Manufacturer's negligent use, storage or handling of any such tooling. Manufacturer shall provide Customer with reasonable advance notice of the tooling requiring repair,

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 18 maintenance or replacement and Customer shall promptly advise Manufacturer of what steps Manufacturer is to take with respect to such tooling. If Customer fails to so provide notice to Manufacturer, then Manufacturer shall take such action as it deems necessary and appropriate with respect to such tooling keeping in mind the need for use of such tooling in production to meet Customer's delivery schedule. Any payment due Manufacturer under this Section
9.6 for tooling repair, maintenance or replacement shall be paid within thirty
(30) days from Customer's receipt of an invoice for such materials.

                                   ARTICLE X
                            NEW PRODUCT DEVELOPMENT

     10.1  Intent of the Parties  It is the intent of the parties to: (i)
           ---------------------
cooperate in the development of New Helmet Components; (ii) use new materials as the same become available; and (iii) incorporate new technologies in the New Helmet Components as the same become available.

     10.2  Engineering Charges  In the event that Customer desires to have
           -------------------
Manufacturer's engineers and manufacturing staff participate in the research and development of New Helmet Components, Customer shall advise Manufacturer thereof and provide sufficient information concerning the project for Manufacturer to develop an estimate of reimbursable, non-reoccurring engineering fees and costs for such project.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 19
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Manufacturer shall provide Customer with a written estimate as to the estimated reimbursable, non-reoccurring engineering fees and costs for such project (the "New Product Project"). The parties shall then meet and negotiate a mutually acceptable project cost and schedule for the New Product Project.

     10.3  Inventions  In the course of the research and development for the New
           ----------
Product Project which is paid for by Customer as provided hereinabove and subject to the provisions of Section 10.4 below, if an employee or agent of Manufacturer or consultant under contract with Manufacturer, solely or jointly, conceives of, invents or develops a concept, invention or idea or reduces the same to practice, which is copyrightable or patentable and which relates to the New Product Project (collectively referred to as the "Inventions"), Manufacturer agrees that it will promptly make full written disclosure to the Customer of the Invention that all such Inventions belong exclusively to Customer, without regard to the origin thereof, and that it will hold the same in trust for the sole right and benefit of the Customer and hereby assigns to the Customer or its designee, all its right, title, and interest in and to any such Inventions. Whenever requested by Customer, Manufacturer shall, at Customer's sole cost and expense, execute, and shall use its best efforts to cause its agents and employees to execute, any and all documents that counsel for Customer may deem reasonably

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 20 necessary for the protection of Customer's interest in the Inventions.

     10.4  Manufacturer's License Rights  In the event that Inventions are made
           -----------------------------
as provided in Section 10.3 above, Manufacturer and Customer shall negotiate in good faith the appropriateness of granting Manufacturer a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Invention for or in a product which is non-competitive with a product of Customer.

                                  ARTICLE XI
                           CONFIDENTIAL INFORMATION

     11.1  Confidential Information  Manufacturer and Customer agree at all
           ------------------------
times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the other party, or to disclose to any person, firm or corporation without written authorization of the other party any Confidential Information of the other party. The term "Confidential Information" means any party's proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the party), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 21 information, marketing, finances or other business information disclosed to a party by the other party either directly or indirectly, in writing, orally or by drawings or observation of parts or equipment.

     11.2  Exclusions from Obligation of Confidentiality  The parties further
           ---------------------------------------------
agree and understand that Confidential Information does not include any of the
                                                        ---
foregoing items which:

     (A) has become publicly known or is known to the public or described in a printed document available to the public; or

     (B) was made generally available to the public through no wrongful act of a party; or

     (C) was previously known by the party at the time of disclosure to that party; or

     (D) was independently developed by a party not having access to the Confidential Information; or

     (E) was received from a third party who was not under confidentiality obligations to the party as to the item or items involved.

     11.3  Third Party Confidential Information  It is the understanding and
           ------------------------------------
intent of the parties that, during the term hereof and thereafter, none of the obligations set forth herein in this Agreement shall obligate, nor shall such terms be interpreted to obligate, either party to disclose to the other party or use for the benefit of the other party any confidential

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 22
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information which a party has received from a third party under an obligation of confidentiality between such party and a third party.

                                  ARTICLE XII
                           TERM/RENEWAL/TERMINATION

     12.1  Term/Renewal  This Agreement shall be in full force and effect from
           ------------
the effective date of this Agreement for a period of five (5) years. Unless terminated as provided below, this Agreement will automatically renew, under the same terms and conditions, for additional five (5) year terms, provided, however, that either party hereto may, upon one hundred twenty (120) days prior written notice to the other, terminate this Agreement either upon the expiration of the initial term or at any time thereafter.

     12.2  Termination  This Agreement may be terminated at any time in the
           -----------
event that the other party shall fail to perform any of its obligations hereunder and such failure is not remedied by such party within thirty (30) days after receipt of written notice by the party providing notice of such failure. Either party may also terminate this Agreement upon a change in control affecting the other party. No such termination shall affect either party's obligations hereunder prior to the date of that termination.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 23

                                 ARTICLE XIII
                                 MISCELLANEOUS

     13.1  Written Modifications  Any term or condition of this Agreement may be
           ---------------------
waived or modified in writing at any time by any party hereto which is entitled to the benefits thereof. This Agreement may be amended with respect to any provision contained herein by a written instrument duly executed on behalf of each party hereto.

     13.2  Notices  All notices and other communications which are required to
           -------
be or may be given under this Agreement shall be deemed to have been duly given if made in writing and delivered (a) in person or by courier, (b) by facsimile transmission, or (c) by certified first class mail, postage prepaid, return receipt requested; to the parties hereto at the following addresses:

     To Manufacturer:    Mark A. Gowing
                         Vice President of Operations
                         Pactuco, Inc.
                         1641 West Central Avenue
                         Lompoc, California 93438

     To Customer:        William L. Bracy
                         President-US Group
                         Bell Sports, Inc.
                         6350 San Ignacio Avenue
                         San Jose, California 95119

or to such other addresses as any party shall have furnished to the other by notice given in accordance with this Section. Notice shall be effective, (a) if delivered in person or by

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 24 courier or by facsimile transmission, upon actual receipt by the intended recipient, or (b) if mailed upon the date of delivery as shown by the return receipt therefore.

     13.3  Successors and Assigns   The rights and obligations of a party to
           ----------------------
this Agreement may not be assigned without the written consent of the other party, which consent will not be unreasonably withheld, provided, that following the Closing, Customer may, without the consent of Manufacturer, assign its rights and obligations hereunder to Bell Sports Corp., a Delaware corporation, or to any corporation or partnership controlled (directly or indirectly) by Bell Sports Corp., so long as (i) the assignee shall assume, in writing, all of Customer's obligations to Manufacturer hereunder and (ii) Customer shall not be released from any of its obligations hereunder by reason of such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder, shall include without limitation, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

     13.4  Entire Agreement  This Agreement constitutes the entire agreement
           ----------------
between the parties hereto and supersedes all prior agreements, representations, warranties, statements,

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 25 promises, information, arrangements, and understanding, whether oral or written, express or implied, with respect to the subject matter hereof, provided that nothing contained herein shall limit the obligations or rights of the parties under the AGREEMENT FOR PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF CERTAIN LIABILITIES of even date herewith.

     13.5  Governing Law  This Agreement and its validity, construction,
           -------------
enforcement, and interpretation shall be governed by the substantive (including 735 ILCS 105/5-1 et.seq. but otherwise without regard to the conflicts of law provisions) laws of the State of Illinois relating to contracts made and performable in such state.

     13.6  Invalid Provisions  If any provision of this Agreement is deemed or
           ------------------
held to be illegal, invalid, or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid, or unenforceable, and in all other respects this Agreement shall remain in full force and effect

     13.7  Consultation with Counsel  Manufacturer and Customer acknowledge that
           -------------------------
they have reviewed this Agreement and all ancillary agreements, exhibits and documents with their respective legal counsel.

MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 26

     13.8  Counterparts  This Agreement may be executed in several counterparts,
           ------------
each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                                        PACTUCO, INC.
                                        a California corporation
                                        (Manufacturer)


Dated: September 22, 1998:              By: /s/ Mark A. Gowing
                                           -------------------------------------
                                        Mark A. Gowing,
                                        Vice President of Operations



                                        BELL SPORTS, INC.
                                        a California corporation
                                        (Customer)


Dated: September 22, 1998:              By: /s/ L. Kwai Kong
                                           -------------------------------------
                                        Kwai Kong,
                                        Vice President-R&D


MANUFACTURING AND PRODUCT DEVELOPMENT AGREEMENT-- PAGE 27